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                                                                   EXHIBIT 10.11



                              [SPACEDEV LOGO HERE]









                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                 SPACEDEV, INC.

                                       AND

                                 STUART SCHAFFER




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                                 SPACEDEV, INC.
                              EMPLOYMENT AGREEMENT

         This At-Will Employment Agreement ("Agreement") is made and entered into as of the date written next to the signature lines by and between SPACEDEV, INC., a Colorado corporation (the "Company"), and the undersigned individual (the "Employee").

         1. EMPLOYMENT. The Company hereby employs Employee as the position listed on Schedule A to this Agreement which incorporated herein by this reference. Employee accepts such employment and agrees to perform services for the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company and its President.

         2. AT-WILL EMPLOYMENT. Employee acknowledges and understands that the employment is "at-will". Employee and Company may terminate this Agreement at any time with or without cause and without notice.

         3. POSITION AND DUTIES.

              3.1. SERVICES WITH THE COMPANY. Employee agrees to perform such duties and exercise such powers as specified under Schedule A and as may from time to time be assigned to Employee by the Company's Board of Directors (the "Board") and its President. Employee shall duly and diligently perform all duties assigned to Employee while in the employ of the Company. Employee shall be bound by and faithfully observe and abide by all rules and regulations of the Company which are brought to their notice or of which they should be reasonably aware.

              3.2. NO CONFLICTING DUTIES. Employee shall devote sufficient productive time, ability, and attention to the business of the Company during the term of this Agreement in a manner that will serve the best interests of the Company. During the term hereof, Employee shall not serve as an officer, director, employee, consultant or advisor to any other business without the prior written consent of the Company's Board, which shall not be unreasonably withheld. Employee hereby confirms Employee is under no contractual commitments inconsistent with Employee's obligations set forth in this Agreement. During the term of this Agreement, Employee will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conduct private business affairs if those activities do not materially interfere with the services required under this Agreement. However, Employee shall not directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the business of the Company.

              3.3. COMPETITIVE ACTIVITIES. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company.

              3.4. UNIQUENESS OF EMPLOYEE'S SERVICES. Employee hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a unique value, the loss of which cannot be adequately compensated in damages in an action at law. Employee, therefore, expressly agrees that the Company, in addition to any other rights or remedies that the Company may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy the breach of this Agreement by Employee.

         4. COMPENSATION.

              4.1. BASE SALARY. As compensation for all services to be rendered by Employee under this Agreement, the Company shall pay to Employee a base annual salary as described in Schedule A. Employee's salary shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies.

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              4.2. BONUS. Based on the Company's performance and Employee's success in meeting annual objectives, the Company has the discretion to offer Employee an annual bonus in cash and/or stock and/or stock options. A description of the Bonus Compensation is set forth in Schedule A along with the conditions and criteria.

              4.3 INCENTIVE STOCK OPTION. The Company has adopted an Incentive Stock Option Plan (the "Plan") which Employee shall be eligible to participate in.. A copy of the Plan is being provided to Employee concurrently with this Agreement. Any incentive stock options issued to Employee shall be subject to the terms and conditions of the Plan.

              4.4. MEDICAL INSURANCE. Employee shall have the right to participate in the Company's comprehensive medical insurance plan upon the terms and conditions of other similar situated employees of the Company.

              4.5. EXPENSES. The Company shall reimburse Employee for all pre-approved business or travel expenses and office-related expenses incurred by Employee in the performance of Employee's duties.

              4.6. ANNUAL VACATION. Employee shall be entitled vacation time each year without loss of compensation. The number of vacation days is specified in Schedule A of this Agreement. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, Employee shall be deemed to have waived any entitlement to vacation time for that year, unless a carryover is specifically approved by the Company in writing.

         5. PROPRIETARY MATTER. Except as permitted or directed by the Company, Employee shall not during the term of employment or at any time thereafter divulge, furnish, disclose, or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way any confidential, secret, or proprietary knowledge or information of the Company ("Proprietary Matter") which Employee has acquired or become acquainted with or will acquire or become acquainted with, whether developed by himself or by others, including, but not limited to, any trade secrets, confidential or secret designs, processes, formulae, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company, any confidential customer, distributor or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential, secret or non-public aspects of the business of the Company. Employee acknowledges that the Proprietary Matter constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of the Proprietary Matter other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, Employee will refrain from any acts or omissions that would reduce the value of Proprietary Matter to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Employee.

         6. VENTURES. If, during the term of this Agreement, Employee is engaged in or associated with the planning or implementing of any project, program, or venture involving the Company and a third party or parties, all rights in the project, program, or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as expressly approved in writing by the Company, Employee shall not be entitled to any interest in such project, program, or venture or to any commission, finder's fee or other compensation in connection therewith, other than the compensation to be paid to Employee as provided in this Agreement.

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         7.   SOLICITATION OF CUSTOMERS AND SOLICITATION OF EMPLOYEES.

              7.1. AGREEMENT NOT TO SOLICIT CUSTOMERS. Employee agrees that during the term of employment by the Company hereunder and for the period in which any covenant not to compete is in effect hereunder, Employee will not, either directly or indirectly, on Employee's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert, or appropriate, to any competing business (i) any person or entity whose account is with the Company or any distributor of the Company that is/was sold or serviced by or under the direct or indirect supervision of Employee during the year preceding the termination of such employment, or (ii) any person or entity whose account has been directly solicited at least twice by the Company within the eighteen (18) month period prior to the date of any above described event.

              7.2. AGREEMENT NOT TO SOLICIT EMPLOYEES. During Employee's employment by the Company hereunder and for the three-year period following the termination of such employment for any reason, Employee shall not, either directly or indirectly, on Employee's own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or serving the Company as an independent contractor.

         8. SURRENDER OF RECORDS AND PROPERTY. Upon termination of employment with the Company, Employee shall deliver promptly to the Company all records, electronic media, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, and calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property (keys, office equipment, computers, mobile phones, credit cards, etc.) of the Company and Proprietary Matter, including but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in Employee's possession or under Employee's control.

         9. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or of which fifty percent (50%) or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by Employee to assume and perform, and after the date of such assignment, the terms, conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this section.

         10. INJUNCTIVE RELIEF. Employee agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

         11. INDEMNIFICATION. The company shall indemnify Employee as provided in the California Corporations Code, Company Articles or Company's Bylaws in effect at the commencement of this Agreement. The scope of indemnification to which Employee is entitled shall not be diminished, but may be expanded by the Company, by amendment of the Company's Bylaws, Articles of Incorporation or otherwise. Employee shall indemnify and hold the Company harmless from all liability for loss, damages or injury resulting from the negligence or misconduct of Employee.

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         12. MISCELLANEOUS.

              12.1 GOVERNING LAW. This Agreement is made under and shall be government by and construed in accordance with the laws of the State of California.

              12.2 PRIOR AGREEMENTS AND ARBITRATION. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. Any dispute(s) or differences(s) which arise during the course of this Agreement and which either involve its interpretation or meaning, or relate to performance required hereunder shall be submitted to and resolved by binding arbitration; provided, however, that the parties are not waiving and are expressly reserving their right to seek injunctive relief by judicial process. Nevertheless, the parties may, by subsequent consent, agree to submit requests for injunctive relief to an arbitrator or arbitration panel. If either party shall, in the opinion of the other party, be in breach of or default in the performance or observance of any term or condition of this Agreement, the non-defaulting party shall notify the defaulting party in writing of such fact, and the defaulting party shall have ten (10) days from the receipt of such notice to remedy or correct such breach or default. If the non-defaulting party asserts that the breach or default has not been timely and properly cured, it may commence arbitration as described herein and ask the arbitrator to deem this Agreement terminated and/or grant such relief as is shown appropriate. In the event the parties are unable to agree upon an arbitrator to hear and resolve their differences (hereinafter the "Dispute"), each party shall designate one person licensed as an attorney in California. Said two attorneys shall select the neutral arbitrator. Unless agreed upon by the parties to the contrary, arbitration shall be by a single, neutral arbitrator (hereinafter, the "Arbitrator"). If the two designated attorneys cannot agree on the selection of the Arbitrator, the matter of the selection of the Arbitrator shall be submitted to the presiding judge of the Sacramento County Superior Court. In such event, the selection shall be limited to one person from a panel of retired judges, each party hereto submitting three names for the court to consider and from which the Arbitrator shall be selected. The Arbitrator shall have the full and absolute authority to interpret this Agreement, to deem conduct by the parties as either in compliance with or in breach of this Agreement, to terminate this Agreement, and (if a breach is found) to award appropriate damages or relief. The Dispute shall be settled in accordance with then existing substantive law and, to the fullest extent possible, with California substantive law. While evidence may be accepted, omitted, considered or excluded in the discretion of the Arbitrator, the Arbitrator shall be bound by the California rules of evidence and by the California Arbitration Act (CCP 1280 et seq.). The final decision of the Arbitrator shall be served on the parties, in writing, within twenty (20) days after conclusion of the arbitration hearing. The Arbitrator's decision shall be binding and conclusive. Neither party shall pursue, prosecute or otherwise file any legal action or proceeding (other than to seek injunctive relief as described above). Except as provided in CCP 1286.2, no appeal shall be taken from the Arbitrator's decision or from any subsequent court order confirming said decision. The parties shall equally advance the costs incurred by arbitration. The Arbitrator, however, shall have the discretion to award such costs as well as attorneys' fees to the party prevailing in the arbitration proceedings.

              12.3 WITHHOLDING TAXES. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

              12.4 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

              12.5 NO WAVIER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

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              12.6 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

              12.7 SURVIVAL. Sections 5, 6, 7, and 8 shall survive termination of this Agreement.

              12.8 NOTICES. Any and all notices, requests or other communications required or permitted in or by any provision of this Agreement shall be in writing and may be delivered personally or by certified mail directed to the addressee at such person's or entity's last known post office address, and if given by certified mail, shall be deemed to have been delivered when deposited in such, mail postage prepaid.

              12.9 LEGAL PROCEEDINGS. In the event of legal proceedings, including arbitration as set forth in Section 13.2 above, the prevailing party shall be entitled, in addition to such relief as is deemed to be appropriate, to recover such costs and reasonable attorneys' fees as are incurred therein.


              This Agreement is executed on May 17, 2003, in San Diego, California.



COMPANY:
SPACEDEV, INC.                                EMPLOYEE:


By:   /s/ James W. Benson                     /s/ Stuart E. Schaffer
      ---------------------------             ---------------------------
Title: CEO                                    Stuart E. Schaffer

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                                 SPACEDEV, INC.
                          STUART SCHAFFER --SCHEDULE A

STARTING DATE:  May 20, 2002
POSITION:  Vice President Product Development
POSITION OBJECTIVE:
Ensure SpaceDev's business success by planning, developing and leading product line, marketing and business strategies. Work with Program Management to provide product lifecycle management from conception through launch and roll-over, which optimizes revenue and gross margin. Assist CEO to develop and deliver evangelism for SpaceDev's long-term vision to both inside and external constituencies. RESPONSIBILITIES:
         o Work with CEO to draft and articulate SpaceDev's Strategic Plan and vision to both internal and external audiences.
         o In coordination with SpaceDev management, develop and document Business Plan, which lays the groundwork for long-term business success.
         o Document Product Roadmap for commercializable products, and work with Program and Senior Management to develop project priorities
         o Identify target markets, and size those opportunities, to sell SpaceDev's commercial product offering for long-term business growth.
         o Assist CEO with Business Development activities and contract acquisition.
         o Learn current inner workings of SpaceDev and assist with day-to-day business management.
         o        Manage Staff and expenses within budget and management
                  guidelines.
         o Identify, document and continuously improve key department and business processes.
SALARY PER ANNUM: $100,000 plus 1% of new contract business (not including hardware subsystem product sales e.g. flight computer) and Congressional Adds payable upon SpaceDev's receipt of such funds. Performance and salary review at the end of first six months with intention to increase salary to $120,000 upon outstanding performance review.
SPACEDEV STOCK OPTIONS: Employee is eligible to participate in the SpaceDev's annual Incentive Stock Option Plan. Employee will also receive incentive stock options (defined in the Stock Option Plan) to purchase up to 450,000 SpaceDev common shares to be granted at the date of the signing of this agreement, and vesting during employment, over 60 months, as follows:
         ------------------- ------------------------ --------------------------
         STOCK OPTIONS       EXERCISE PRICE           VESTING
         ------------------- ------------------------ --------------------------
         45,000              FMV* at Grant Date       6 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        12 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        18 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        24 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        30 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        36 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        42 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        48 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        54 mos. after Grant Date
         ------------------- ------------------------ --------------------------
         45,000              FMV at Grant Date        60 mos. after Grant Date
         ------------------- ------------------------ --------------------------
                  * Fair Market Value

VACATION DAYS PER ANNUM: 3 weeks (combined vacation & sick leave), 2 Personal Days. Time taken off before the normal vacation time accrues will be treated as "leave without pay."
MEDICAL/DENTAL/OTHER BENEFITS PLAN: Standard SpaceDev Plan per Employee
Handbook.

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CHANGE OF CONTROL:
If, as a result of a Change in Control, Employee is either involuntarily terminated other than for Cause or resigns for Good Reason within the Election Window, as defined herein, the Company shall pay Employee the full amount of the accrued but unpaid salary earned through the date of termination, plus a cash payment for all unused vacation time which Employee may have accrued as of the date of termination. In addition, the Company shall pay Employee a severance allowance equal to six (6) months compensation at Employee's then current Base Salary less taxes and social security required to be withheld, payable semi-monthly pursuant to the payroll procedures regularly established by the Company, and shall maintain health benefits for Employee for a period of six (6) months following the date of termination. In addition, the Company shall provide six (6) months of executive outplacement starting on the date of termination. All stock options held by Employee as of the date of termination shall immediately vest as of that date and shall expire within ninety (90) days in accordance with their terms. If required by a successor company, Executive will not engage in any competitive activity for a period of one (1) year following a Change in Control.

For purposes of this provision, "Election Window" shall mean the thirty-day period beginning on the earlier of the date a Change in Control is publicly announced or the date a Change in Control takes effect. A Change in Control shall be deemed to have occurred if:

(A) The acquisition (other than from Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of Company or its subsidiaries which acquires beneficial ownership of voting securities of Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; or

(B) The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board; or

(C) Approval by the stockholders of Company of a reorganization, merger, consolidation, in each case, with respect to which the shares of Company voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of the assets of Company.

"Good Reason" shall mean a resignation of your employment during the Term as a result of any of the following: (i) a meaningful and detrimental alteration in your position, titles, responsibilities or reporting responsibilities from that contemplated under this Agreement; provided, however, that a change in your position, titles, responsibilities or reporting responsibilities as a result of or in connection with a Change in Control shall not constitute an event of Good Reason for purposes of this Agreement; (ii) the failure of the Company to obtain an agreement reasonably satisfactory to you from any successor to assume and agree to perform this Agreement; or (iii) the significant reduction by the Company in your annual rate of Base Salary; or (iv) relocation of the principal place of employment of Employee by a distance greater than thirty-five (35) miles from the current headquarters of the Company.

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